As filed with the Securities and Exchange Commission on September 28, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

DISCOVERY LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3171943
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976-3622
(Address of Principal Executive Offices)	(Zip Code)

Discovery Laboratories, Inc. 401(k) Plan
(Full title of the plan)

David L. Lopez, C.P.A., Esq.
Executive Vice President, General Counsel
Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622
(215) 488-9300
(Name, address and telephone number of agent for service)

Copies to:

Ira L. Kotel, Esq.
Dickstein Shapiro LLP
1177 Avenue of the Americas, 47th Floor
New York, New York 10036-2714
(212) 277-6500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	400,000	$1.985	$794,000	$84.96

(1)  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, the registration statement shall be deemed to cover any additional shares of common stock, par value $0.001 per share, that become issuable under the 401(k) Plan by reason of any stock splits, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, by taking the average of the high and low sales price per share of the common stock on The Nasdaq Global Market on September 14, 2006.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 400,000 shares of our common stock, par value $0.001 per share, that may be issued pursuant to the 401(k) Plan (the “Plan”) of Discovery Laboratories, Inc. (the “Company”). The Company previously registered shares of its common stock for issuance under the Plan on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2003 (File No. 333-110412). Pursuant to General Instruction E to Form S-8, the contents of such registration statement, including all exhibits thereto as applicable, are incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description	Method of Filing

5.1	Opinion of Dickstein Shapiro LLP, legal counsel.	Filed herewith.

23.1	Consent of Dickstein Shapiro LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).	Filed herewith.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith.

24.1	Powers of Attorney (included in signature page to this registration statement).	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrington, Commonwealth of Pennsylvania on this 28th day of September, 2006.

DISCOVERY LABORATORIES, INC. (Registrant)

By:	/s/ Robert J. Capetola, Ph.D.
Robert J. Capetola, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Discovery Laboratories, Inc., and each of us, do hereby constitute and appoint each of Robert J. Capetola, Ph.D., and David L. Lopez, CPA., Esq., or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name, place and stead, in any and all capacities, in connection with this registration statement on Form S-8 under the Securities Act of 1933, as amended, or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, as amended, including, without limitation, to sign for us or any of us in our names in the capacities indicated below any and all amendments or supplements to this registration statement, including any and all stickers and post-effective amendments to the registration statement, and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Name & Title	Date
/s/ Robert J. Capetola	Robert J. Capetola, Ph.D. President, Chief Executive Officer and Director	September 28, 2006
/s/ John G. Cooper	John G. Cooper Executive Vice President and Chief Financial Officer	September 28, 2006
/s/Kathleen A. McGowan	Kathleen A. McGowan Controller (Principal Accounting Officer)	September 28, 2006
/s/ Herbert McDade	Herbert McDade, Jr. Chairman of the Board of Directors	September 28, 2006
/s/ W. Thomas Amick	W. Thomas Amick Director	September 28, 2006
/s/ Max Link	Max Link, Ph.D. Director	September 28, 2006
/s/ Antonio Esteve	Antonio Esteve, Ph.D. Director	September 28, 2006
/s/ Marvin E. Rosenthale	Marvin E. Rosenthale, Ph.D. Director	September 28, 2006

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

5.1	Opinion of Dickstein Shapiro LLP, legal counsel.	Filed herewith.

23.1	Consent of Dickstein Shapiro LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).	Filed herewith.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith.

24.1	Powers of Attorney (included in signature page to this registration statement).	Filed herewith.